UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2020
Commission File Number: 1-35106

AMC Networks Inc.
(Exact name of registrant as specified in its charter)

Delaware		27-5403694
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

11 Penn Plaza,
New York,	NY	10001
(Address of principal executive offices)		(Zip Code)

(212) 324-8500
(Registrant's telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMCX	The	NASDAQ	Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;                          Compensatory Arrangements of Certain Officers

Appointment of Donna Coleman as Interim Chief Financial Officer

On October 16, 2020, the Board of Directors of AMC Networks Inc. (the “Company”) appointed Donna Coleman, age 64, as Interim Chief Financial Officer of the Company effective October 16, 2020.

Ms. Coleman was the Executive Vice President, Finance of The Madison Square Garden Company (now known as Madison Square Garden Sports Corp.) (“MSG”) from January 2019 through May 1, 2020; Executive Vice President and Chief Financial Officer of MSG from October 2015 through December 2018; and Interim Chief Financial Officer of MSG from July 2015 through October 2015. Previously, Ms. Coleman served as the Interim Chief Financial Officer of MSG Networks Inc. (then known as The Madison Square Garden Company) from May 2015 through September 2015. Ms. Coleman was Executive Vice President, Corporate Financial Planning and Control of Cablevision Systems Corporation (“Cablevision”) from 2012 to 2014. Prior to that, she was Senior Vice President, Corporate Financial Planning and Control of Cablevision from 2011 to 2012 and Senior Vice President, Planning and Operations of Cablevision from 2000 to 2011. Ms. Coleman has served as a director of Tribeca Enterprises LLC since 2015 and the Garden of Dreams Foundation since 2016.

In connection with Ms. Coleman’s appointment, Ms. Coleman and the Company entered into an employment agreement dated October 16, 2020 (the “Employment Agreement”). The term of the Employment Agreement commences as of October 16, 2020 and, unless terminated earlier in accordance with its terms, will expire on January 15, 2021 (the “Expiration Date”). Upon the Company’s appointment of a successor Chief Financial Officer prior to the Expiration Date, Ms. Coleman’s title will be Executive Vice President, Finance. Ms. Coleman will receive a base salary of $100,000 per week and will be eligible for the Company’s standard benefits programs subject to the terms of the applicable plan; however, Ms. Coleman will not be eligible to participate in the Company’s annual or long-term bonus or incentive programs.

If Ms. Coleman’s employment with the Company is terminated prior to the Expiration Date by the Company other than for “Cause” (as defined in the Employment Agreement) then, subject to Ms. Coleman’s execution and non-revocation of a separation agreement (including a general release by Ms. Coleman of the Company and its affiliates), the Company will provide Ms. Coleman with continued base salary payments through the Expiration Date. Ms. Coleman is subject to confidentiality, non-disparagement, intellectual property and further cooperation obligations while employed by the Company and thereafter, as well as non-solicitation of employees’ obligations while employed by the Company and for one year thereafter.

The foregoing description of the material terms of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits. The following Exhibit is furnished as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit
10.1	Employment Agreement between AMC Networks Inc. and Donna Coleman, dated October 16, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMC Networks Inc.

Date:	October 16, 2020	By:	/s/ Anne G. Kelly
Anne G. Kelly
Senior Vice President and Corporate Secretary